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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



                Date of Report (Date of earliest event reported)
                                FEBRUARY 13, 1998


                          BOSTON PRIVATE BANCORP, INC.
               (Exact name of registrant as specified in charter)


        MASSACHUSETTS                     0-17089                 04-2976299
(State or other jurisdiction     (Commission file number)       (IRS employer
      of incorporation)                                      identification no.)


               TEN POST OFFICE SQUARE, BOSTON, MASSACHUSETTS 02109 (Address of principal executive offices) (Zip code)


               Registrant's telephone number, including area code:
                                 (617) 912-1900


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ITEM 5.  OTHER EVENTS.

     Boston Private Bancorp, Inc. (the "Company") reported on January 28, 1998 net income for 1997 of $3,508,000, or $0.32 per share, after deducting $1,226,000, or $0.11 per share, of non-recurring acquisition expenses net of taxes in connection with its acquisition of Westfield Capital Management Company on October 31, 1997. The Company's earnings, before deducting acquisition expenses net of taxes, totaled $4,734,000, or $0.43 per share.

     The acquisition of Westfield was accounted for as a pooling of interests. Accordingly, all results reported in the Company's financial statements include the results of Westfield. The Company's earnings in 1996 reflecting pooling of interests treatment totaled $5,478,000, or $0.55 per share. Prior to reflecting pooling of interests treatment the Company reported $2,240,000, or $0.36 per share, in 1996.

     In the fourth quarter of 1997, during which period the Westfield acquisition expenses were substantially recorded, the Company reported net income of $188,000, or $.02 per share, compared to $1,341,000, or $.13 per share, in the fourth quarter of 1996. Earnings in the fourth quarter of 1997 totaled $1,342,000, or $.12 per share, before deducting $1,154,000 of acquisition expenses net of taxes.

            The Company completed 1997 with assets under management of $2.2 billion on a consolidated basis, which represents a 16% increase for $1.9 billion at year end 1996. Fee income accounted for 55% of the Company's total revenue in 1997, the results of Westfield for the entire year. The addition of Westfield increased this ratio from 29% prior to the acquisition. The Company's balance sheet assets totaled $369 million, compared to $294 million at December 31, 1996. At year end, Commercial loans totaled $135 million, an increase from $98 million at year end 1996. Residential Mortgage loans totaled $142 million, compared to $108 million at year end 1996. The Company's total loan growth for 1997 was 34%. Total deposits increased from $209 million to $258 million in 1997, a 23% increase. The Company's Tier I capital to asset ratio was 7.03% at December 31, 1997, well above regulatory standards. For 1997, the Company's return on equity excluding the impact of acquisition expenses was 18.2%, and after deducting acquisition expenses the ratio was 13.5%.

                          Boston Private Bancorp, Inc.
                             Selected Financial Data

                                      December 31,          December 31,
                                          1997                  1996
                                      ------------          ------------
(Dollars in Thousands,                 (Unaudited)
Except Per Share Data)
Total Balance Sheet Assets               $368,942              $293,879
Stockholders' Equity                       25,935                25,801
Total Loans                               276,825               206,107




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
Allowance for Possible
   Loan Losses                              3,645                 2,566
Nonperforming Loans                           747                   976
Other Real Estate Owed                         85                    85
Nonperforming Assets                          832                 1,061
Deposits                                  258,301               209,302
Borrowings                                 79,684                53,659

Book Value Per Share                        $2.44                 $2.50
Market Price Per Share                      $8.00                 $5.38

Client Assets Under Management         $2,245,000            $1,941,000

FINANCIAL RATIOS:

Stockholders' Equity/Total Assets           7.03%                 8.78%
Nonperforming Loans/Total Loans             0.27%                 0.47%
Allowance for Loan Losses/
   Nonperforming Loans                    487.95%               262.91%
Nonperforming Assets/
   Total Assets                             0.23%                 0.36%


                                      Year End               Three Months Ended
                                 (Dollars In Thousands, Except Per Share Data)
                               Dec. 31,     Dec. 31,       Dec. 31,      Dec. 31,
                                 1997         1996           1997          1996
                               --------     --------       --------      --------
OPERATING RESULTS:
Net Interest Income             $11,394      $ 9,311        $3,109        $2,525
Investment Management
  and Other Fees                 13,784       12,831         3,358         3,518
Total Revenue                    25,178       22,142         6,467         6,043
Loan Loss Provision                 810          619           551           196
Operating Expense                17,441       14,829         3,327         4,179
Merger Expense                    1,510            -         1,390             -
Income Before Tax                 5,417        6,694         1,199         1,668
Income Tax Expense                1,909        1,216         1,011           327
Net Income (A)                  $ 3,508      $ 5,478        $  188        $1,341




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
Per Share Data:
Basic Earnings Per Share          $0.33        $0.57         $0.02         $0.13
Diluted Earnings
   Per Share (A)                  $0.32        $0.55         $0.02         $0.13
Average Common Shares
   Outstanding               10,590,000    9,597,000    10,639,000    10,062,000
Average Diluted Shares
   Outstanding               10,960,000    9,880,000    11,020,000    10,062,000
Pro forma Information:
Net Income                       $3,508       $5,478          $188        $1,341
Pro forma adjustment for
   income taxes of
   acquired entity
   previously filing as
   an S Corporation                 186        1,233         (294)           281
Pro forma Net Income
   After Adjustment for
   Income Taxes                  $3,322       $4,245          $482        $1,060
Pro forma Net Income
   Per Basic shares
   Outstanding                    $0.31        $0.44         $0.05         $0.11
Pro forma Net Income
   Per Diluted Shares
   Outstanding                    $0.30        $0.43         $0.04         $0.11

OPERATING RATIOS:

Return on Average Equity         13.50%       26.37%         2.83%        24.67%
Return on Average Assets          1.13%        2.11%         0.22%         1.94%

Net Interest Margin               3.87%        3.80%         3.81%         3.85%
Total Fees/Total
   Revenue                       54.75%       57.95%        51.93%        58.22%
Efficiency Ratio                 75.27%       66.97%        72.94%        69.15%

(A) After deducting $1.2 million of non-recurring merger expenses, operating net income for the fourth quarter and the year ended 12/31/97 is $1.3 million, or $0.12 per share, and $4.7 million, or $0.43 per share, respectively.



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ITEM 7.   FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.


          (a)    Financial Statements of Business Acquired

                 Not applicable.

          (b)    Pro Forma Financial Information

                 Not applicable.

          (c)    Exhibits

                 99.1   Press release










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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                        BOSTON PRIVATE BANCORP, INC.



Date: February 13, 1998                 By: /s/ Walter M. Pressey
                                            ------------------------------------
                                        Walter M. Pressey, Senior Vice President
                                          and Chief Financial Officer





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                                  EXHIBIT INDEX



Exhibit No.             Description
-----------             -----------

   99.1                 Press release